                                                                      Exhibit 32

                    Certification of CEO and CFO Pursuant to
                             18 U.S.C. Section 1350,
                             as Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of GenTek Inc. (the "Company") for the six months ended June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Richard R. Russell, as Chief Executive Officer of the Company, and Matthew R. Friel, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. 'SS' 1350, as adopted pursuant to 'SS' 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/  Richard R. Russell
     -------------------------------
     Richard R. Russell
     Chief Executive Officer
     August 16, 2004

/s/  Matthew R. Friel
     -------------------------------
     Matthew R. Friel
     Chief Financial Officer
     August 16, 2004

This certification accompanies the Report pursuant to 'SS' 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of 'SS' 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to GenTek Inc. and will be retained by GenTek Inc. and furnished to the Securities and Exchange Commission or its staff upon request.



                           STATEMENT OF DIFFERENCE

The section symbol shall be expressed as.................................   'SS'